Exhibit 10.12

DISCOVERY LABORATORIES, INC.
AMENDED AND RESTATED 2011 LONG-TERM INCENTIVE PLAN
Effective as of January 22, 2016

SECTION 1.	PURPOSE

The purposes of this 2011 Long-Term Incentive Plan (the “Plan”) are to encourage selected Employees, Directors and Consultants of Discovery Laboratories, Inc. (together with any successor thereto, the “Company”) and its Subsidiaries to acquire a proprietary interest in the growth and performance of the Company, to generate an increased incentive to contribute to the Company’s future success and prosperity, thus enhancing the value of the Company for the benefit of its shareholders, and to enhance the ability of the Company and its Subsidiaries to attract and retain exceptionally qualified individuals upon whom, in large measure, the sustained progress, growth and profitability of the Company depend.  This Plan shall be effective on the Effective Date (as defined in Section 16 below).

SECTION 2.	DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

(a)	“Award” shall mean any Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Award, Dividend Equivalent, Other Stock-Based Award, or cash granted under the Plan.

(b)	“Award Agreement” shall mean any written agreement, contract, or other instrument or document, including an electronic communication, as may from time to time be designated by the Company as evidencing any Award granted under the Plan.

(c)	“Board” shall mean the Board of Directors of the Company.

(d)	“Cause”, with respect to any Employee or Consultant of the Company or a Subsidiary, shall have the meaning set forth in such person’s employment, consulting or other applicable agreement, or, in the absence of any such agreement or if such term is not defined in any such agreement, shall mean any one or more of the following, as determined by the Committee:

(i)	willful misconduct or gross negligence in the performance of such person’s duties;

(ii)	willful and continued failure or refusal to perform satisfactorily any duties reasonably requested in the course of such person’s employment by, or service to, the Company (other than a failure resulting from such person’s disability); or

(iii)	fraudulent, dishonest or other improper conduct engaged in by such person that causes, or has the potential to cause, harm to the Company or any of its Subsidiaries, or its or their business or reputation, including, without limitation, such person’s violation of any policies of the Company applicable to such person, such person’s violation of laws, rules or regulations applicable to such person, criminal activity, habitual drunkenness or use of illegal drugs.

(e)	“Change in Control” shall have the meaning, if any, set forth in a Participant’s employment, consulting or other applicable agreement, or, if such term is not defined in any such agreement, shall mean either a “Change in Control” as defined in subsection (e)(i) or a “409A Change in Control” as defined in subsection (e)(ii), as specified in the applicable Award Agreement. If no definition is specified, the term shall mean a 409A Change in Control.

(i)	A “Change in Control” shall mean the occurrence of any of the following events:

(A)	the acquisition, directly or indirectly by any Person (other than the Company, any trustee or other fiduciary under an employee benefit plan of the Company, or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than thirty-five percent (35%) of the total combined voting power of the Company’s outstanding securities;

(B)	a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board ceases to consist of Incumbent Members, which term means members of the Board on the first day of such period and any person becoming a member of the Board subsequent to such date whose election or nomination for election was approved by not less than two-thirds of the members of the Board who then comprised the Incumbent Directors;

(C)	the Company combines with another company and is the surviving corporation but, immediately after the combination, the shareholders of the Company immediately prior to the combination hold, directly or indirectly, by reason of their being stockholders of the Company, fifty percent (50%) or less of the voting stock of the combined entity; or

(D)	a liquidation of the Company, a sale of all or substantially all of the Company’s assets, or a merger, consolidation or similar transaction in which the Company is not the surviving entity or survives as a wholly-owned or majority-owned subsidiary of another entity.

(ii)	“409A Change in Control” shall mean the occurrence of any of the following events:

(A)	any Person (other than (1) the Company, or (2) any trustee or other fiduciary under an employee benefit plan of the Company), is or becomes the beneficial owner (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of securities of the Grantee’s Employer (as defined below) by reason of having acquired such securities during the 12-month period ending on the date of the most recent acquisition (not including any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the total voting power of the Grantee’s Employer’s then outstanding voting securities;

(B)	the majority of members of the Board of the Grantee’s Employer is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board of the Grantee’s Employer before the date of the appointment;

(C)	there is consummated a merger or consolidation of the Grantee’s Employer or any subsidiary thereof with any other corporation or other entity, resulting in a change described in clauses (A), (B), (D), or (E) of this definition, other than (1) a merger or consolidation that would result in the voting securities of the Grantee’s Employer outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) more than sixty percent (60%) of the total voting power of the voting securities of the Grantee’s Employer or such surviving or parent entity outstanding immediately after such merger or consolidation or (2) a merger or consolidation effected to implement a recapitalization of the Company or the Grantee’s Employer (or similar transaction) in which no Person, directly or indirectly, acquired forty percent (40%) or more of the total voting power of the then outstanding securities of the Grantee’s Employer (not including any securities acquired directly from the Company or its Affiliates);

(D)	a liquidation of the Grantee’s Employer involving the sale to any Person of at least forty percent (40%) of the total gross fair market value of all of the assets of the Grantee’s Employer immediately before the liquidation; or

(E)	the sale or disposition by the Grantee’s Employer or any direct or indirect subsidiary of the Grantee’s Employer to any Person (other than any Subsidiary) of assets that have a total fair market value equal to forty percent (40%) or more of the total gross fair market value of all of the assets of the Grantee’s Employer and its subsidiaries (taken as a whole) immediately before such sale or disposition (or any transaction or related series of transactions having a similar effect), other than a sale or disposition by the Company or the Grantee’s Employer or any direct or indirect subsidiary of either to an entity at least sixty percent (60%) of the total voting power of the voting securities of which is beneficially owned by shareholders of the Company or the Grantee’s Employer in substantially the same proportions as their beneficial ownership of the Company or the Grantee’s Employer immediately prior to such sale.

For purposes of this subsection 2(e)(ii), “Grantee’s Employer” shall mean (1) the corporation for which the Grantee directly provides services or (2) the corporation that is liable for payments of deferred compensation to Grantee (if any) hereunder, or (3) a corporation that is a majority shareholder of either such corporation, or any corporation in a chain of corporations each of which is a majority shareholder of another corporation in the chain, ending with the corporation described in (A) or (B).

(f)	“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

(g)	“Committee” shall mean a committee of the Board, acting in accordance with the provisions of Section 3, designated by the Board to administer the Plan and composed of not less than two Directors. Each member of the Committee shall qualify as an “outside director” as defined under Section 162(m) of the Code and the regulations promulgated thereunder and as a “non-employee director” under Rule 16b-3 promulgated under the 1934 Act, and shall satisfy any other requirements designated by the Board. To the extent the Committee has delegated authority (including as described in Section 3(b)) the term “Committee” shall refer to such delegate.

(h)	“Consultant” shall mean any person, including a Director, who is not an Employee and who is engaged by the Company or any Subsidiary thereof, to render services to or for the benefit of the Company or any Subsidiary and is compensated for such services.

(i)	“Director” shall mean a member of the Board.

(j)	“Disability” for each respective Participant shall have the meaning set forth in the Participant’s employment agreement, Award Agreement or other similar agreement with the Company; provided, that if such term is not defined in any such agreement to which the Participant is a party or if Participant is not a party to any such agreement, then “Disability” shall mean (i) with respect to any ISO, a permanent and total disability, within the meaning of Section 22(e)(3) of the Code, and (ii) with respect to any deferred compensation subject to Code Section 409A such term as defined in Treasury Regulation Section 1.409A-3(i)(4)(i)(A) or (B) or 1.409A-3(i)(4)(iii), or (iii) for any other purpose, “disability” as defined in the Company’s long term disability program applicable to the Grantee (or that would be applicable to the Grantee if the Grantee elected coverage).

(k)	“Dividend Equivalent” shall mean any right granted under Section 10 of the Plan.

(l)	“Eligible Person” shall mean an Employee, Director or Consultant.

(m)	“Employee” shall mean any person treated as an employee (including officers and directors) in the records of the Company or any Subsidiary and who is subject to the control and direction of the Company or any Subsidiary with regard to both the work to be performed and the manner and method of performance. For purposes of the Plan, the payment of a director’s fee by the Company to a Director shall not be sufficient to constitute “employment” of the Director by the Company.

(n)	“Fair Market Value” of a Share on any date of reference shall be determined by the Committee, in its sole discretion, and may be different for different purposes. For this purpose, the Fair Market Value of a Share on any trading day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, or if actual transactions are otherwise reported on a consolidated transaction reporting system, the price of the last sale before or the first sale after the grant, the closing price on the trading day before or the trading day of the grant, the arithmetic mean of the high and low prices on the trading day before or the trading day of the grant, or shall be determined by any other reasonable method using actual transactions in the Shares as reported on such market. The determination of fair market value for purposes of setting the exercise price or strike price of an award also may be determined using an average selling price during a specified period that is written 30 days before or 30 days after the applicable valuation date, provided the Committee irrevocably commits to grant the Award with an exercise or strike price set using such an average selling price before the beginning of the specified period, or (ii) if clause (i) is not applicable, the mean of the high bid and low asked quotations for a Share as reported by the National Quotation Bureau, Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Shares on at least five of the 10 preceding trading days. If the information set forth in clauses (i) and (ii) above is unavailable or inapplicable to the Company (e.g., if the Shares are not then publicly traded or quoted), then the “Fair Market Value” of a Share shall be the value as determined by the Committee by the reasonable application of a reasonable valuation method.

(o)	“Incentive Stock Option” and “ISO” shall mean an option granted under Section 6 of the Plan that is intended to meet the requirements of Section 422 of the Code, or any successor provision thereto.

(p)	“1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(q)	“Non-Qualified Stock Option” shall mean an option granted under Section 6 of the Plan that is not intended to be an Incentive Stock Option.

(r)	“Option” shall mean an Incentive Stock Option or a Non-Qualified Stock Option.

(s)	“Other Stock-Based Award” shall mean any right granted under Section 11 of the Plan.

(t)	“Participant” shall mean an Eligible Person granted an Award under the Plan.

(u)	“Performance Award” shall mean any right granted under Section 9 of the Plan.

(v)	“Performance Criteria” shall mean any quantitative and/or qualitative measures, as determined by the Committee, which may be used to measure the level of performance of the Company or any individual Participant during a Performance Period, including any Qualifying Performance Criteria.

(w)	“Performance Period” shall mean any period as determined by the Committee in its sole discretion.

(x)	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the 1934 Act and used in Sections 13(d) and 14(d) thereof, including “group” as defined in Section 13(d) thereof.

(y)	“Qualifying Performance Criteria” shall mean one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or related Subsidiary, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Committee in the Award: achieving specified milestones in the discovery and development, commercialization or manufacturing of one or more of the Company product candidates, obtaining debt or equity financing, achieving personal management objectives, achieving sales, revenue, net income (before or after taxes), net earnings, earnings per share, return on total capital, return on equity, cash flow, cash flow from operations, operating profit and/or margin rate targets, subject to adjustment by the Committee to remove the effect of charges for restructurings, discontinued operations, extraordinary items and all items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence, related to the disposal of a segment or a business, or related to a change in accounting principle or otherwise.

(z)	“Restricted Securities” shall mean Awards of Restricted Stock or other Awards under which issued and outstanding Shares are held subject to certain restrictions.

(aa)	“Restricted Stock” shall mean any award of Shares granted under Section 8 of the Plan.

(bb)	“Restricted Stock Unit” shall mean any right granted under Section 8 of the Plan that is denominated in Shares.

(cc)	“Shares” shall mean the common shares of the Company par value $0.001 per share, and such other securities as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 4(b) of the Plan.

(dd)	“Stock Appreciation Right” shall mean any right granted under Section 7 of the Plan.

(ee)	“Subsidiary” shall mean a subsidiary company as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition).

(ff)	“2007 Plan” shall mean the Company’s 2007 Long-Term Incentive Plan as amended from time to time.

SECTION 3.	ADMINISTRATION

Except as otherwise provided herein, the Plan shall be administered by the Committee, which shall have the power to interpret the Plan and to adopt such rules and guidelines for implementing the terms of the Plan as it may deem appropriate. The Committee shall have the ability to modify the Plan provisions, to the extent necessary, or delegate such authority, to accommodate any changes in law and regulations in jurisdictions in which Participants will receive Awards.

(a)	Subject to the terms of the Plan and applicable law, the Committee shall have full power and authority to:

(i)	designate Participants and grant Awards under the Plan;

(ii)	determine the size and type or types of Awards to be granted to each Participant under the Plan;

(iii)	determine the number of Shares to be covered by (or with respect to which payments, rights, or other matters are to be calculated in connection with) Awards;

(iv)	determine the terms and conditions of any Award, and to prescribe Award Agreements evidencing or setting terms thereof, which need not be the same for each Participant;

(v)	determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, or other Awards, or canceled, forfeited, or suspended, and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended;

(vi)	determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(vii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(viii)	establish, amend, suspend, or waive such rules and guidelines;

(ix)	appoint such agents as it shall deem appropriate for the proper administration of the Plan;

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan; and

(xi)	correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem desirable to carry the Plan into effect.

(b)	Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time, and shall be final, conclusive, and binding upon all Persons, including the Company, any Subsidiary, any Participant, any holder or beneficiary of any Award, any shareholder, and any employee of the Company or of any Subsidiary. Subject to the requirements of applicable law and regulations, actions of the Committee may be taken by:

(i)	a subcommittee, designated in writing by the Committee;

(ii)	the Committee but with one or more members abstaining or recusing himself or herself from acting on the matter, so long as two or more members remain to act on the matter. Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such members, shall be the action of the Committee for purposes of the Plan; or

(iii)	one or more officers or managers of the Company or any Subsidiary, or a committee of such officers or managers, to whom authority to perform such functions as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law and the Company’s bylaws, have been delegated and whose authority is subject to such terms and limitations set forth by the Committee in writing, and whose authority shall not extend to any matter relating to Participants who are officers or directors of the Company for purposes of Section 16 of the 1934 Act.

SECTION 4.	SHARES AVAILABLE FOR AWARDS

(a)	Shares Available.

(i)	Subject to adjustment as provided in Section 4(b) and to the terms of this Section 4, the total number of Shares reserved and available for delivery pursuant to Awards granted under the Plan shall be (A ) one million nine hundred ninety thousand nine hundred fifty five (1,990,955), plus (B) the number of shares that, immediately prior to the Effective Date, remain available for issuance or delivery under the 2007 Plan; plus (C) the number of shares subject to awards under the 2007 Plan which become available for grant under the Plan in accordance with Section 4(c) after the Effective Date.

(ii)	The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award. Shares subject to an Award or an award under the 2007 Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated or settled without delivery of the full number of Shares subject to such Award to the Participant will again be available for Awards. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or an Affiliate, shares delivered or to be delivered in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company’s assumption of the plan or arrangement of the acquired company or business. This Section 4(a)(ii) shall apply to the number of Shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. Because Shares will count against the number reserved upon delivery (or later vesting) and subject to these share counting rules, the Committee may determine that Awards may be outstanding that relate to more Shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of Shares in excess of the number then available under the Plan. The Company shall at all times during the term of the Plan retain as authorized and unissued Shares or treasury Shares at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

(iii)	Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

(iv)	Upon the Effective Date, no further Awards shall be granted under the 2007 Plan.

(b)	Adjustments.

(i)	In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Shares, or other securities), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event constitutes an equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised) or otherwise affects the Shares, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

(A)	the number and type of Shares or other securities which thereafter may be made the subject of Awards;

(B)	the number and type of Shares or other securities subject to outstanding Awards;

(C)	the number and type of Shares or other securities specified as the annual per-participant limitation under Sections 14(e), (f), and (g);

(D)	the grant, purchase, or exercise price with respect to any Award, or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; and

(E)	other value determinations applicable to outstanding awards;

provided, however, in each case, that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, however, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

(ii)	In the event the Company or any Subsidiary shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another corporation or business entity, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate in order to achieve reasonable comparability or other equitable relationship between the assumed awards and the Awards granted under the Plan as so adjusted.

(iii)	The Committee shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, any Subsidiary, or the financial statements of the Company or any Subsidiary, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits to be made available under the Plan.

(c)	Prior Plans. Except as otherwise provided herein, (i) any award made under the Company’s Amended and Restated 1998 Stock Incentive Plan, as amended before the expiration of such plan, shall continue to be subject to the terms and conditions of such plan and the applicable award agreement, and (ii) any award made under the 2007 Plan before the Effective Date shall continue to be subject to the terms and conditions of the 2007 Plan and the applicable award agreement.

SECTION 5.	ELIGIBILITY

Any Eligible Person shall be eligible to be designated a Participant.

SECTION 6.	OPTIONS

The Committee is authorized to grant Options to Eligible Persons with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a)	Exercise Price. The purchase price per Share purchasable under an Option shall be determined by the Committee no later than the date of grant of such Option; provided, however, and except as provided in Section 4(b), that such purchase price shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option.

(b)	Option Term. The term of each Option shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from its date of grant.

(c)	Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which (including based on achievement of performance goals and/or future service requirements) an Option may be exercised in whole or in part, and the method or methods by which, and the form or forms, including, without limitation, cash, Shares (including Shares deliverable on exercise), other Awards, or other property that does not have a deferral feature, (including through “net exercise” or “cashless exercise” arrangements to the extent permitted by applicable law), or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price, in which, payment of the exercise price with respect thereto may be made or deemed to have been made, and the method or forms in which Shares will be delivered or deemed delivered in satisfaction of Options. In addition, the Committee may allow a Participant to exercise any Option by delivering to the Company or its designated agent an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell Shares and deliver the sale proceeds directly to the Company to the extent required to pay the Option exercise price.

(d)	Incentive Stock Options. Only employees (as determined in accordance with Section 3401(c) of the Code) of the Company or a Subsidiary may be granted Incentive Stock Options. The terms of any Incentive Stock Option granted under the Plan shall be designed to comply in all respects with the provisions of Section 422 of the Code, or any successor provision thereto, and any regulations promulgated thereunder. In addition, Options designated as Incentive Stock Options shall not be eligible for treatment under the Code as Incentive Stock Options (and will be deemed to be Non-Qualified Stock Options) to the extent that either (1) the aggregate Fair Market Value of Shares (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, or (2) such Options otherwise remain exercisable but are not exercised within three (3) months of termination of employment (or such other period of time provided in Section 422 of the Code).

SECTION 7.	STOCK APPRECIATION RIGHTS

The Committee is authorized to grant Stock Appreciation Rights to Eligible Persons.  Subject to the terms of the Plan and any applicable Award Agreement, a Stock Appreciation Right granted under the Plan shall confer on the Participant a right to receive, upon exercise thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the right as specified by the Committee.

(a)	Grant Price. The grant price of any Stock Appreciation Right shall be determined by the Committee no later than the date of grant, provided, however, that such price shall not be less than 100% of the Fair Market Value of one Share on the date of grant of the Stock Appreciation Right, and if a Stock Appreciation Right is granted in tandem to an Option, the grant price of the Stock Appreciation Right shall not be less than the exercise price of such Option.

(b)	Term. The term of each Stock Appreciation Right shall be specified in the applicable Award Agreement and shall not exceed ten (10) years from the date of grant.

(c)	Time and Method of Exercise. The Committee shall establish in the applicable Award Agreement the time or times at which and the circumstances under which a Stock Appreciation Right may be exercised in whole or in part (including achievement of performance goals and/or future service requirements, and the method of exercise, method of settlement, form of consideration payable in settlement (whether cash, Shares or other property) and the methods or forms in which Shares will be delivered or deemed to be delivered, and whether or not a Stock Appreciation Right shall be freestanding or in tandem or combination with any other Award).

SECTION 8.	RESTRICTED STOCK AND RESTRICTED STOCK UNITS

(a)	Grant. The Committee is authorized to grant Awards of Restricted Stock and Restricted Stock Units to Eligible Persons.

(b)	Restrictions. Shares of Restricted Stock and Restricted Stock Units shall be subject to such restrictions as the Committee may establish in the applicable Award Agreement (including, without limitation, any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend or other right), which restrictions may lapse separately or in combination at such time or times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may deem appropriate. Unrestricted Shares, evidenced in such manner as the Committee shall deem appropriate, shall be delivered to the holder of Restricted Stock or Restricted Stock Unit promptly after such restrictions have lapsed.

(c)	Registration. Any Restricted Stock or Restricted Stock Units granted under the Plan may be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock.

(d)	Consideration. A Participant shall pay such consideration for Restricted Stock as the Committee may require; provided that the minimum consideration for shares of Restricted Stock (other than treasury shares) shall be the par value of such Shares.

(e)	Forfeiture. Upon termination of service during the applicable restriction period, except as set forth herein or in the applicable Award Agreement or as otherwise determined by the Committee, all Shares of Restricted Stock and all Restricted Stock Units still, in either case, subject to restriction shall automatically be forfeited and reacquired for no additional consideration by the Company.

(f)	Dividend Equivalents. Unless otherwise determined by the Committee, and subject to Section 10, Dividend Equivalents on Restricted Stock Units shall be either (A) paid with respect to such Restricted Stock Units at the dividend payment date in cash or unrestricted Shares having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Restricted Stock Units, either as a cash deferral or with the amount or value thereof automatically deemed reinvested in Restricted Stock Units, other Awards or other investment vehicles having a Fair Market Value equal to the amount of such dividends, as the Committee shall determine or permit a Participant to elect, and shall be paid when the Restricted Stock Units to which they relate are settled. Notwithstanding the foregoing, Dividend Equivalents (whether in the form of Restricted Stock Units or otherwise) on Restricted Stock Units that are contingent on satisfying performance criteria shall be forfeited if the Restricted Stock Units to which they relate are forfeited or otherwise not earned. Unless otherwise determined by the Committee, cash, Shares or other property distributed in connection with a stock split or stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock and Restricted Stock Units with respect to which such Shares or other property has been distributed.

SECTION 9.	PERFORMANCE AWARDS

The Committee is hereby authorized to grant Performance Awards to Participants. Performance Awards include arrangements under which the grant, issuance, retention, vesting and/or transferability of any Award is subject to such Performance Criteria and such additional conditions or terms as the Committee may designate.  Performance Awards may be made in cash.  Subject to the terms of the Plan and any applicable Award Agreement, a Performance Award granted under the Plan:

(a)	may be denominated or payable in cash, Shares (including, without limitation, Restricted Stock), other securities, or other Awards; and

(b)	shall confer on the holder thereof rights valued as determined by the Committee and payable to, or exercisable by, the holder of the Performance Award, in whole or in part, upon the achievement of such performance goals during such Performance Periods as the Committee shall establish.

SECTION 10.	DIVIDEND EQUIVALENTS

The Committee is hereby authorized to grant to Participants Awards under which the holders thereof shall be entitled to receive payments equivalent to dividends or interest with respect to a number of Shares determined by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. Subject to the terms of the Plan and any applicable Award Agreement, such Awards may have such terms and conditions as the Committee shall determine.

SECTION 11.	OTHER STOCK-BASED AWARDS

The Committee is hereby authorized to grant to Participants such other Awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as are deemed by the Committee to be consistent with the purposes of the Plan, provided, however, that such grants must comply with applicable law. Subject to the terms of the Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of such Awards. Shares or other securities delivered pursuant to a purchase right granted under this Section 11 shall be purchased for such consideration, which may be paid by such method or methods and in such form or forms, including, without limitation, cash, Shares, other securities, or other Awards, or any combination thereof, as the Committee shall determine, the value of which consideration, as established by the Committee, and except as provided in Section 4(b), shall not be less than the Fair Market Value of such Shares or other securities as of the date such purchase right is granted.

SECTION 12.	TERMINATION OF EMPLOYMENT OR SERVICE

(a)	For Cause. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service is terminated for Cause (i) the Participant’s Restricted Stock or Restricted Stock Units that are then forfeitable shall thereupon be forfeited, and (ii) any unexercised Option, Stock Appreciation Right, Performance Award, Other Stock-Based Award or cash Award shall terminate effective immediately upon such termination of employment or service.

(b)	On Account of Death. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of death (or if a Participant dies within ninety (90) days following termination of employment due to Disability), then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)	any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised, in whole or in part, within the first twelve (12) months after such termination of employment or service (but only during the term of such Award) after the death of the Participant by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(c)	On Account of Disability. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates on account of Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units that were forfeitable shall thereupon become nonforfeitable;

(ii)	any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such termination of employment or service, may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service (but only during the term of such Award) by the Participant, or by (A) his or her personal representative or by the person to whom an Option or Stock Appreciation Right, as applicable, is transferred by will or the applicable laws of descent and distribution or (B) the Participant’s designated beneficiary; and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(d)	Any Other Reason. Except as otherwise provided by the Committee in an Award Agreement, if a Participant’s employment or service terminates for any reason other than for Cause, death, or Disability, then:

(i)	the Participant’s Restricted Stock and Restricted Stock Units, to the extent forfeitable on the date of the Participant’s termination of employment or service, shall be forfeited on such date;

(ii)	any unexercised Option or Stock Appreciation Right, to the extent exercisable immediately before the Participant’s termination of employment or service, may be exercised in whole or in part, not later than three (3) months after such termination of employment or service (but only during the term of such Award); and, to the extent that any such Option or Stock Appreciation Right was not exercisable on the date of such termination of employment or service, it will immediately terminate; and

(iii)	the Participant’s rights with respect to any unexercised Performance Shares, Other Stock-Based Awards or cash Awards shall be as set forth in the applicable Award Agreement.

(e)	Repurchase Rights. Except as otherwise provided by the Committee in an Award Agreement, if at any time a Participant’s employment or service with the Company is terminated for Cause or a Participant breaches any post-termination covenants set forth in any written agreement between the Participant and the Company, the Company may, in its discretion, for a period of one year after the termination for Cause or the actual discovery by the Company of the breach, as applicable, and upon 10 (ten) days’ notice to the Participant, (i) repurchase all or any portion of any Shares acquired by the Participant upon the Participant’s exercise of an Award, and/or (ii) require any such Participant to repay to the Company the amount of any profits derived by such Participant upon the sale or other disposition of any Shares underlying an Award during the preceding three years. The purchase price for any Shares repurchased by the Company pursuant to clause (i) of this Section 12(e) shall be the lesser of the price paid to acquire such Share and the Fair Market Value thereof on the date of such purchase by the Company.

SECTION 13.	CHANGE IN CONTROL

Except as otherwise expressly provided in a Participant’s employment or consulting agreement, Award Agreement, or other applicable agreement:

(a)	In the event of any Change in Control, the vesting of each outstanding Option and Stock Appreciation Right shall automatically accelerate so that each such Option and Stock Appreciation Right shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of Shares at the time subject to such Option or Stock Appreciation Right and may be exercised for any or all of those Shares as fully-vested Shares. However, an outstanding Option or Stock Appreciation Right shall not so accelerate if and to the extent: (i) such Option or Stock Appreciation Right is, in connection with the Change in Control, either to be assumed by the successor corporation (or parent thereof) or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation (or parent thereof) or stock appreciation right, (ii) such Option or Stock Appreciation Right is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested Option Shares or Stock Appreciation Right at the time of the Change in Control and provides for subsequent payout in accordance with the same vesting schedule applicable to the Option or Stock Appreciation Right or (iii) the acceleration of such Option or Stock Appreciation Right is subject to other limitations under the applicable Award Agreement. The determination of comparability under clause (i) above shall be made by the Committee, and its determination shall be final, binding and conclusive.

(b)	All outstanding restrictions with respect to any Restricted Stock or Restricted Stock Units shall also terminate automatically, and the Shares subject to those restrictions shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) in connection with such Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed under the applicable Award Agreement or would trigger additional taxes under Section 409A of the Code.

(c)	The Committee shall have the discretion, exercisable either at the time an Award is granted or at any time while the Award remains outstanding, to provide for the automatic acceleration of one or more outstanding Awards upon the occurrence of a Change in Control, whether or not those Awards are to be assumed or replaced in the Change in Control.

(d)	The outstanding Options or other Awards shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 14.	GENERAL

(a)	No Cash Consideration for Awards. Awards shall be granted for no cash consideration or for such minimal cash consideration as may be required by applicable law.

(b)	Awards May be Granted Separately or Together. Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award or any award granted under any other plan of the Company or any Subsidiary. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company or any Subsidiary, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c)	Forms of Payment Under Awards. Subject to the terms of the Plan and of any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant, exercise, or payment of an Award may be made in such form or forms as the Committee shall determine, including, without limitation, cash, Shares, rights in or to Shares issuable under the Award or other Awards, other securities, or other Awards, or any combination thereof, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case in accordance with rules and procedures established by the Committee. Such rules and procedures may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents in respect of installment or deferred payments.

(d)	Limits on Transfer of Awards. Except as provided by the Committee, no Award and no right under any such Award, shall be assignable, alienable, saleable, or transferable by a Participant otherwise than by will or by the laws of descent and distribution provided, however, that, if so determined by the Committee, a Participant may, in the manner established by the Committee, designate a beneficiary or beneficiaries to exercise the rights of the Participant with respect to any Award upon the death of the Participant. Each Award, and each right under any Award, shall be exercisable, during the Participant’s lifetime, only by the Participant or, if permissible under applicable law, by the Participant’s guardian or legal representative. No Award and no right under any such Award, may be pledged, alienated, attached, or otherwise encumbered, and any purported pledge, alienation, attachment, or encumbrance thereof shall be void and unenforceable against the Company or any Affiliate.

(e)	Per-Person Limitation on Options and SARs. The number of Shares with respect to which Options and Stock Appreciation Rights may be granted under the Plan during any year to an individual Participant shall not exceed 1,500,000 Shares, subject to adjustment as provided in Section 4(b).

(f)	Per-Person Limitation on Certain Awards. Other than Options and Stock Appreciation Rights, the aggregate number of Shares with respect to which Restricted Stock, Restricted Stock Units, Performance Awards and Other Stock-Based Awards may be granted under the Plan during any year to an individual Participant shall not exceed 750,000 Shares, subject to adjustment as provided in Section 4(b).

(g)	Per-Person Limit on Performance-Based Awards. Subject to Section 4, the aggregate number of Shares subject to Awards that are intended to qualify as “performance-based compensation” under Code Section 162(m) granted during any calendar year to any one Eligible Person (taking into account the maximum number payable based on performance exceeding target objectives) shall not exceed three (3) million Shares. The maximum amount payable as a cash Award for any performance period to an Eligible Person that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be five (5) million dollars per calendar year. In the case of an award with a multi-year performance period, these limits shall apply to each calendar year (or portion thereof) in the performance period. The limitation on cash Awards is separate from and not affected by the limitation on Awards denominated in Shares.

(h)	Conditions and Restrictions Upon Securities Subject to Awards. The Committee may provide that the Shares issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Committee in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability and forfeiture or repurchase provisions or provisions on payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any Shares issued under an Award, including without limitation: (A) restrictions under an insider trading policy or pursuant to applicable law, (B) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, (C) restrictions as to the use of a specified brokerage firm for such resales or other transfers and (D) provisions requiring Shares to be sold on the open market or to the Company in order to satisfy tax withholding or other obligations.

(i)	Share Certificates. All Shares or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal, state, or local securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(j)	No Rights to Awards. No Participant or other Person shall have any claim to be granted any Award under the Plan, or, having been selected to receive an Award under this Plan, to be selected to receive a future Award, and further there is no obligation for uniformity of treatment of Employees, Directors, Consultants, Participants, or holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient.

(k)	Tax Provisions.

(i)	Withholding. The Company and any Subsidiary is authorized to withhold, at the time of grant or settlement or other time as appropriate, from any Award, any payment relating to an Award, including from a distribution of Shares, or any payroll or other payment to a Participant, amounts of withholding and other taxes required to be withheld. This authority shall include authority to withhold or receive Shares or other property and to make cash payments in respect thereof in satisfaction of the Company’s (or a Subsidiary’s) withholding obligations, either on a mandatory or elective basis in the discretion of the Committee. The Committee is specifically authorized to allow Participants to satisfy withholding tax amounts by electing to have the Company (or a Subsidiary) withhold from the Shares to be delivered upon exercise of an Option or vesting or settlement of a Stock Award that number of Shares having a Fair Market Value equal to the amount required to be withheld.

(ii)	Required Consent to and Notification of Code Section 83(b) Election. No election under Code Section 83(b) (to include in gross income in the year of transfer the amounts specified in Code Section 83(b)) or under a similar provision of the laws of a jurisdiction outside the United States may be made unless expressly permitted by the terms of the Award Agreement or by action of the Committee in writing prior to the making of such election. In any case in which a Participant is permitted to make such an election in connection with an Award, the Participant shall notify the Committee of such election within ten days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to regulations issued under Code Section 83(b) or other applicable provision.

(iii)	Requirement of Notification Upon Disqualifying Disposition Under Code Section 421(b). If any Participant shall make any disposition of shares of Stock delivered pursuant to the exercise of an ISO under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Committee of such disposition within ten days thereof.

(iv)	Payment of Tax Amount. Notwithstanding anything herein to the contrary, in the event the Internal Revenue Service should finally determine that part or all of an Award that has not been settled is nevertheless required to be included in the Participant’s gross income for federal income tax purposes, then an amount necessary to pay applicable federal, state or local income taxes on such includible value shall be distributed with respect to the Award in a lump sum cash payment within sixty (60) days after such determination, without the requirement of separate approval by the Committee. A “final determination” of the Internal Revenue Service is a determination in writing ordering the payment of additional tax, reporting of additional gross income or otherwise requiring an Award or portion thereof to be included in gross income, which is not appealable or which the Participant does not appeal within the time prescribed for appeals.

(v)	Construction in Compliance with Code Section 409A. The Company intends that none of the grant, exercise, settlement or amendment or termination of any Award under the Plan will cause the Participant to be liable for payment of interest or a tax penalty under Code Section 409A. The provisions of the Plan and any Award Agreement shall be construed consistent with that intent.

(vi)	“Termination of service,” “resignation” or words of similar import, as used in this Plan shall mean, with respect to any payments of deferred compensation subject to Section 409A of the Code, the Participant’s “separation from service” as defined in Section 409A of the Code. For this purpose, a “separation from service” is deemed to occur on the date that the Company and the Participant reasonably anticipate that the level of bona fide services the Participant would perform after the date (whether as an employee or independent contractor) would permanently decrease to a level that, based on the facts and circumstances would constitute a separation from service; provided that a decrease to a level that is 50% or more of the average level of bona fide services provided over the prior 36 months shall not be a separation from service, and a decrease to a level that is 20% or less of the average level of such bona fide services shall be a separation from service. The bona fide services taken into account for purposes of determining whether there has been a separation from service shall be services performed for the Company and any person or entity that would be considered a single employer with the Company under Section 414(b) or 414(c) of the code; provided that, in applying Section 1563(a)(1), (2), and (3) of the Code, the language “at least 50 percent” shall be used instead of “at least 80 percent;” and further provided that “at least 20 percent” shall be used instead of “at least 50 percent” where based on legitimate business criteria.

(vii)	Six-Month Delay. Any distribution or settlement of an Award triggered by the separation from service of a Specified Employee that would otherwise be made prior to the Deferred Distribution Date (as defined below) shall not occur earlier than the Deferred Distribution Date. The “Deferred Distribution Date” is the day that is six (6) month and one (1) day after a Participant’s separation from service.

(l)	No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Subsidiary from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(m)	No Right to Employment. The grant of an Award shall not constitute an employment contract nor be construed as giving a Participant the right to be retained in the employ or service of the Company or any Subsidiary. Further, the Company or a Subsidiary may at any time dismiss a Participant from employment, free from any liability, or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(n)	Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law without regard to conflict of laws.

(o)	Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(p)	No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Subsidiary pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Subsidiary.

(q)	No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(r)	Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(s)	No Representations or Covenants With Respect to Tax Qualification. Although the Company may endeavor to (i) qualify an Award for favorable U.S. or foreign tax treatment (e.g., incentive stock options under Section 422 of the Code) or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment. The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on holders of Awards under the Plan.

(t)	Compliance With Laws. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges on which the Company is listed as may be required. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(i)	obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(ii)	completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable or at a time when any such registration or qualification is not current, has been suspended or otherwise has ceased to be effective.

The inability or impracticability of the Company to obtain or maintain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

SECTION 15.	AMENDMENT AND TERMINATION

Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan:

(a)	Amendments to the Plan. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan, in whole or in part; provided, however, that without the prior approval of the Company’s shareowners, no material amendment shall be made if shareholder approval is required by law, regulation, or stock exchange, and; provided, further, that, notwithstanding any other provision of the Plan or any Award Agreement, no such amendment, alteration, suspension, discontinuation, or termination shall be made without the approval of the shareholders of the Company that would:

(i)	increase the total number of Shares available for Awards under the Plan, except as provided in Section 4 hereof; or

(ii)	except as provided in Section 4(b), permit Options, Stock Appreciation Rights, or Other Stock-Based Awards encompassing rights to purchase Shares to be repriced, replaced, or regranted through cancellation, or by lowering the exercise price of a previously granted Option or the grant price of a previously granted Stock Appreciation Right, or the purchase price of a previously granted Other Stock-Based Award.

(b)	Amendments to Awards. The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue, or terminate, any Awards theretofore granted, prospectively or retroactively. Except for amendments authorized under Section 13, no such amendment or alteration shall be made which would impair the rights of any Participant, without such Participant’s consent, under any Award theretofore granted, provided that no such consent shall be required with respect to any amendment or alteration if the Committee determines in its sole discretion that such amendment or alteration either (i) is required or advisable in order for the Company, the Plan or the Award to satisfy or conform to any law or regulation or to meet the requirements of any accounting standard, or (ii) is not reasonably likely to significantly diminish the benefits provided under such Award.

SECTION 16.	EFFECTIVE DATE OF THE PLAN

The Plan shall be effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

SECTION 17.	TERM OF THE PLAN

Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Shares remain available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan.  No incentive stock option shall be granted under the Plan after the tenth anniversary of the adoption of the Plan by the Board.  However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond the termination of the Plan, and the authority of the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board of Directors of the Company to amend the Plan, shall extend beyond such date.